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                                                                  EXHIBIT 3.1(b)

                            ARTICLES OF INCORPORATION
                                       OF
                              FIRST KENSINGTON BANK



         The undersigned, acting as Incorporator and Registered Agent for the purpose of forming a corporation under and by virtue of the laws of the State of Florida, adopt the following Articles of Incorporation.

                                    Article I

         The name of the corporation shall be First Kensington Bank and its initial place of business shall be at 1300 Pinehurst Drive in the city of Spring Hill, in the county of Hernando and State of Florida.

                                   Article II

         The general nature of the business to be transacted by the corporation shall be: That of a general commercial banking business with all the rights, powers, and privileges granted and conferred by the Florida Financial Institutions Codes, regulating the organization, powers, and management of banking corporations.

                                   Article III

         The total number of shares authorized to be issued by the corporation shall be 1,000,000. Such shares shall be of a single class and shall have a par value of $10.25 per share. The corporation shall begin business with at least $5,125,000 in paid-in common capital stock to be divided into 500,000 shares. The amount of surplus with which the corporation will begin business will be not less than $4,700,000 and the amount of undivided profits not less than $275,644 all of which (capital stock, surplus, and undivided profits) shall be paid in cash.

                                   Article IV

         The term for which the said corporation shall exist shall be perpetual unless terminated pursuant to the Florida Financial Institutions Codes.

                                    Article V

         The right to accumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.




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                                   Article VI

         No shareholder of this corporation shall, by reason of his holding shares of any class of stock of this corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board, at its discretion, from time to time may grant, and at such price as the Board, at its discretion may fix: and the Board may issue shares of any class of stock of this corporation or any notes, debentures, bonds or other securities convertible into or carrying options, or warrants or rights to purchase shares of any class without offering any such shares of any class of such notes, debentures, bonds or other securities, either in whole or in part, to the existing shareholders of any class.

                                   Article VII

         The number of directors shall not be fewer than seven (7). A majority of the full board of directors may, at any time during the years following the annual meeting of shareholders in which such action has been authorized, increase the number of directors by not more than two (2) and appoint persons to fill resulting the vacancies. The names and street addresses of the first directors of the corporation are:

                  Name                                   Street Address
                  ----                                   --------------

         Gerald K. Archibald                    4602 Laver Ct.
                                                Tampa, Florida  33624

         Gary L. Blackwell                      6915 S.R. 54
                                                New Port Richey, Florida  34655

         Bryan E. Gates                         270 Skiff Point Rd., #B-1
                                                Clearwater, Florida  33767

         D. Dewey Mitchell                      8600 S. R. 54
                                                New Port Richey, Florida  34655

         William R. Bender, Jr.                 4211 W. San Rafael Street
                                                Tampa, Florida  33629

         Joseph Idicula, M.D.                   l0065 Cortez Boulevard
                                                Brooksville, Florida  34613

         Dennis A. Taylor                       7343 Royal Oak Drive
                                                Spring Hill, Florida  34607

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




         Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting thereafter, Directors equal to the number whose terms expire at the time of the meeting shall be elected to hold office until the third succeeding annual meeting.

                                  Article VIII

         When evaluating any offer of another party to (i) purchase or exchange any securities or property for any outstanding equity securities of the corporation, (ii) merge or consolidate the corporation with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation (each of the foregoing, an "Acquisition Proposal") the Board may, in connection with the exercise of its judgment in determining what is in the best interest of the corporation and its shareholders, give due consideration not only to the price or other consideration being offered but also to all other relevant factors, including without limitation the financial and managerial resources and future prospects of the party; the possible effects of the Acquisition Proposal on the business of the corporation and its subsidiaries and on the employees and customers of the corporation and its subsidiaries and the effect of the Acquisition Proposal on the communities in which the corporation's and its subsidiaries' facilities are located. In so evaluating any Acquisition Proposal, the Board shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the corporation within the meaning of the Act, as it may be amended.

                                   Article IX

         The affirmative vote of the holders of not less than seventy percent (70%) of the shares of the Common Stock and seventy percent (70%) of each other class, if any, of the outstanding Common Stock of the corporation shall be required at any meeting to approve any of the following transactions or to amend or repeal the provisions of this Article IX. This provision shall apply to the following proposed transactions:

         (a)      a merger or consolidation of the corporation or

         (b) a sale, exchange or lease of all or substantially all of the assets of the corporation to any person or entity. For purposes of this provision, substantially all of the assets shall mean such assets having a fair market value or book value, whichever is greater, of twenty-five (25%) or more of the total assets as reflected on a balance sheet of the corporation as of a date no earlier than forty-five (45) days prior to any such acquisition of the corporation's assets.


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Except as otherwise required by these Articles of Incorporation, other business may be conducted at such meeting as long as the holders of a majority of the shares are represented in person or by proxy.

                                    Article X

         A director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless:

         (a) The director breached or failed to perform his or her duties as a director; and

         (b) The director's breach of, or failure to perform, those duties constitutes:

                  1. A violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful. A judgement or other final adjudication against a director in any criminal proceeding for a violation of the criminal law stops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not stop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful;

                  2. A transaction from which the director derived an improper personal benefit, either directly or indirectly;

                  3. A circumstance under which the liability provisions of section 607.0834 of the Florida Business Corporation Act are applicable;

                  4. In a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard or the best interest of the corporation, willful misconduct; or

                  5. In a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

         If applicable laws or regulations are mended after approval by the Bank's shareholders of this Article X to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of the officers, the liability of a director or officer of the Bank shall be eliminated or limited to the fullest extent permitted by law. No repeal or modification of this Article X by the shareholders shall adversely affect any right or protection of a director or officer of the Bank existing by virtue of this Article X at the time such repeal or modification.

                                   Article XI

         (a) The Bank shall indemnify and hold harmless any person who was, is, or is threatened to be named a defendant or respondent in any proceeding (as defined below) because the person is or was director or officer of the Bank or, while serving as a director or officer of the Bank, is or was serving at the written request of the Bank as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity, against judgments, penalties (including excise and similar taxes), finds, settlement and reasonable expenses (including attorney's fees) actually incurred by the person to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the Bank to provide broader indemnification rights than permitted prior to the amendment).

         (b) For purposes of this Article XI, the term "Proceeding" shall mean any threatened, pending or completed action, suit, or proceeding, whether civil, criminal administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry of investigation that could lead to such an action, suit, or proceeding.

         (c) The expenses of a director or officer incurred as a party to any Proceeding shall be paid by the Bank as they are incurred and in advance of the final disposition of the Proceeding; provided, however, that the advance payment of expenses shall be made only upon receipt by the Bank of both a written affirmation from the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under applicable laws and regulations and an unlimited, general undertaking by or on behalf of the director or officer to repay all amounts to so advanced in the event that it is ultimately determined by a final decision, order, or decree of a court of competent jurisdiction that the director or officer has not met those standards or if it is ultimately determined that indemnification of the director or officer in connection with such Proceeding is prohibited by this Article XI or under applicable law or regulation.

         (d) Any director or officer may enforce his rights to indemnification or advance payments for expenses in a suit brought against the Bank if his request for indemnification or advance payments for expenses is wholly or partially refused by the Bank or if there is no determination with respect to such request within 60 days

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                  from receipt by the Bank of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he shall also be in indemnified by the Bank for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section (b) of this Article XI when the required affirmation and undertaking have been received by the
                  Bank) that the claimant has not met the standard of conduct under applicable laws and regulations. Neither the failure of the Bank nor independent legal counsel to have made a determination prior to the commencement of such suit that indemnification of the director or officer has met the applicable standard of conduct nor a determination by the Bank or by independent legal counsel that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct.

         (e) The right to indemnification and the payment or advancement of expenses as they are incurred and in advance of the final disposition of a Proceeding shall not be exclusive of any other right to which a person may be entitled under these Articles of Incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise; provided, however, that all rights to indemnification and to the payment or advancement of expenses are valid only to the extent that they are consistent with applicable laws and regulations, as they may be limited by these Articles of Incorporation. The right to indemnification under Section (a) hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, next of kin, executors, administrators and legal representatives.

         (f) The Bank may purchase and maintain insurance or other arrangement at its expense to protect itself, or any person who is or was a director, officer, employee, or agent of the Bank or any person who is or was serving at the request of the Bank as a director, officer, partner, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity against any liability asserted against him and incurred by him in such a capacity or a rising out of his status as such a person, whether or not the Bank would have the power to indemnify him against the liability under this
                  Article XI. Without limiting the power the Bank to procure or maintain any kind of insurance or other arrangement, the Bank may, for the benefit of persons indemnified by the Bank, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of security interest or other lien on the assets of the Bank, or (iv) establish a letter of credit, guarantee, or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the Bank or with any insurer or other person deemed appropriate by the Board of Directors of the Bank (the "Board") regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or on in part by the Bank.

         (g) The Bank shall not be obligated to reimburse the amount of any settlement unless it as agreed in writing to such settlement. If any person shall unreasonably fail to enter into a settlement of any proceeding within the scope of Section (a) hereof, offered or assented to by the opposing party or parties and which is acceptable to the Bank, then notwithstanding any other provision of this Article XI, the indemnification obligation of the Bank in connection with such Proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been affected.

         (h) The Bank may, but need not, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Bank or to any director, officer, employee or agent of any of the Bank's subsidiaries to the fullest extent of the provision of the law and of this Article XI subject to the imposition of such conditions or limitations as the Board may deem necessary or appropriate.

         (i) The provisions of this Article XI are valid only to the extent that they are consistent with, and are limited by, applicable laws and regulations. The invalidity of any provision of this
                  Article XI will not affect the validity of the remaining provisions of Article XI.

         In witness of the foregoing, the undersigned Incorporator and Registered Agent have executed these Articles of Incorporation this 7th day of December, 1999.


         Name                                         Street Address


                                                      4602 Laver Ct.
-------------------------------------------           Tampa, FL 33624
  Gerald K. Archibald, Incorporator



------------------------------------------
  Gerald K. Archibald, Registered Agent

STATE OF FLORIDA
COUNTY OF
          ---------------------------------

The foregoing instrument was acknowledged before me this _____ day of __________________, _______, by Gerald K. Archibald who is personally known to me or who has produced ______________________________as identification and who did/did not take an oath.




                                    Notary Public - State of Florida at Large
                                    My Commission expires:
                                                          ---------------------




Approved by the Department of Banking and Finance this _____ day of ___________,
________


                                         Tallahassee, Florida


                                         --------------------------------------
                                         Robert F. Milligan
                                         Comptroller of the State of Florida
                                         and Head of the Department of
                                         Banking and Finance


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